OMB APPROVAL
OMB Number: 3235-0060
Expires: January 31, 2008
Estimated average burden hours per response: 38

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 22, 2007

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-19584	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

As part of a proposed overall debt and equity raise, the Registrant issued a Senior Subordinated Bridge Note on May 18, 2007 for a total of $300,000.

Principal on the Note shall be due and payable on December 31, 2007 (the Maturity Date), with no principal amortization required prior thereto. All or any part of the principal or any obligation due herein, may be pre-paid, at any time, without penalty from the proceeds of a Qualified Refinancing of this Note (the “Refinancing).  The Borrower shall have the option to prepay the Note, in full or in part, at any time prior to the Maturity Date, at 100% of the principal amount of the Note then outstanding plus accrued but unpaid interest. At the option of the Holder, the Note may be converted at maturity into securities having the same terms, conditions and valuation as those issued in connection with a Refinancing.  For purposes of this Note, a Qualifying Refinancing is defined as a closing of a private placement or public offering to institutional or other accredited investors, which raises a minimum of $2,000,000 of capital for the Borrower.

The Holder shall receive, at the Maturity Date, interest at the rate of fifteen per cent (15%). Such interest may be payable, at the option of the Holder, in cash or unregistered common stock of the Borrower (the “Common Stock”).  To the extent the Holder elects to receive such interest in Common Stock, the number of shares shall be determined based on the average of the closing price for the Borrower’s Common Stock for the five preceding trading days prior to the Maturity Date.

Item 3.02 Unregistered Sales of Equity Securities

During March 2007 the Company sold and issued the shares of Common Stock described below that were not registered under the Act.

The Company relied on Sections 3 and 4(2) of the Securities Act of 1933 for exemption from the registration requirements of such Act.  Each investor was furnished with information concerning the formation and operations of the Registrant, and each had the opportunity to verify the information supplied.  Additionally, Registrant obtained a signed representation from each of the foregoing persons in connection with the purchase of the Common Stock of his or her intent to acquire such Common Stock for the purpose of investment only, and not with a view toward the subsequent distribution thereof.  Each of the certificates representing the Common Stock of the Registrant has been stamped with a legend restricting transfer of the securities represented thereby, and the Registrant has issued stop transfer instructions to the Transfer Agent for the Common Stock of the Company concerning all certificates representing the Common Stock issued in the above-described transactions.

1.

On March 22, 2007, the Registrant issued 169,600 shares of restricted common stock to a Holder (Shareholder) of a Bridge Note for the conversion of a $40,000 bridge note plus $2,400 interest. The Holder received 84,800 warrants at $0.50 per share for three years.

2.

On March 22, 2007, the Registrant issued 252,000 shares of restricted common stock to a Holder (Shareholder) of a Bridge Note for the conversion of a $50,000 bridge note plus $3,000 interest and an investment of $10,000. The Holder received 126,000 warrants at $0.50 per share for three years.

3.

On March 27, 2007, the Registrant issued 400,000 shares of restricted common stock to a private accredited Investor (Shareholder) for $100,000. The Investor received 200,000 A warrants at $0.50 per share for three years and 200,000 B warrants at $1.00 per share for three years.

4.

On March 30, 2007, the Registrant issued 1,200,000 shares of restricted common stock to a private accredited Investor (Shareholder) for $300,000.  The Investor received1,200,000 warrants at $0.50 per share for three years. The 1,200,000 warrants represent 30% of a total of 3,900,000 shares for recent private placements of  $1,125,000.00.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Francis L. Simola

___________________________

Francis L. Simola

Chief Executive Officer

Date:  May 28, 2007

3